UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2011

GOLIATH FILM AND MEDIA HOLDINGS

 (Exact name of registrant as specified in its charter)

CHINA ADVANCED TECHNOLOGY

(Former name)

NEVADA

(State or other jurisdiction of incorporation)

                                                       0-18945                                                                        84-1055077

(Commission File Number)                                           (IRS Employer Identification No.)

640 S. San Vicente Blvd., Fifth Floor, Los Angeles,  California 90048

(Address of principal executive offices and zip code)

(310)- 795-8302

(Registrant's telephone number including area code)

700 Market Street, Chapel Hill, North Carolina 27516

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

This Form 8-K and other reports filed by Goliath Film and Media Holdings from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Goliath Film and Media Holdings’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the audited consolidated financial statements of Goliath Film and Media Holdings as of  April 30, 2011and the related notes thereto, and the unaudited interim consolidated financial statements as of July 31, 2011 and the related notes thereto filed with the Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Goliath Film and Media Holdings and its subsidiary and controlled companies.

Item 1.01 Entry Into A Material Definitive Agreement

            On October 25, 2011, we entered into an Agreement and Plan of Reorganization  (the “Exchange Agreement”), (the “Exchange Agreement”), pursuant to which we acquired  Goliath Film and Media International ("Goliath").  Goliath is a distributor of feature length movies.  This amendment updates the original 8-K as filed for the issuance of 100,000 shares in a private transaction and also includes information about our business under Item 8.01.  Please also refer to our quarterly report on Form 10-Q for the quarter ended October 31, 2011.

            The transaction closed on October 27, 2011 (the “Closing Date”). On the Closing Date the Company  acquired Goliath by the issuance of 47,000,000 shares of Common Stock of the Company, constituting 70.1% of the outstanding shares after giving effect to their issuance and the cancellation of 15,619,576 shares held by the Company’s prior control person.  As of the date of this Current Report, 67,100,000 shares are issued and outstanding. On the Closing Date, the name of the Company was changed from China Advanced Technology to Goliath Film and Media Holdings.  All share numbers herein have been adjusted for an eight-for-1 forward stock split effected as of the Closing Date. The Company has filed for the forward stock split with the Financial Regulatory Authority and expects the forward stock split to be reflected in the trading market within a few weeks.

            A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified in their entirety by the text of such exhibits.

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Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Exchange Agreement

            The Exchange Agreement closed on October 27, 2011.  On October 31, 2011, the Board of Directors voted to dispose of the operating subsidiary Live Wise, Inc. and to sell it to former management. The purchase price was the cancellation of 15,619,576 shares held by former management and the cancellation of a $59,906 promissory note and interest thereon due to such individual.

RISK FACTORS

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on of our historical performance.

            We have a limited operating history, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Economic conditions and uncertain economic outlook could adversely affect the Company’s results of operations and financial condition

            The global economy is currently undergoing a period of unprecedented volatility. The Company cannot predict when economic conditions will improve or stabilize. A prolonged period of economic volatility or decline could have a material adverse affect on the Company’s results of operations and financial condition and/or exacerbate the other risks related to its business.

             Our results of operations depend significantly upon the commercial success of the motion pictures and television programming that we distribute, and underperformance at the box office of one or more motion pictures in any period can cause our results to be less than anticipated

        Our results of operations will depend significantly upon the commercial success of the motion pictures and television programming that we distribute, which cannot be predicted with certainty. In particular, the underperformance at the box office of one or more motion pictures in any period may cause our revenue and earnings results for that period (and potentially, subsequent periods) to be less than anticipated, in some instances to a significant extent.   Due to the difficulty of predicting our results of operations and the other factors, it is difficult for industry or financial analysts to accurately forecast our results. The trading market for our common shares is influenced by the research and reports that such industry or financial analysts publish about us or our business. If an analyst who covers us changes his or her financial estimates or investment recommendation, or if our results of operations fall short of their estimates, the price of our common shares could decline.

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Our results of operations are difficult to predict and depend on a variety of factors

        Our results of operations will depend significantly upon the commercial success of the motion pictures and television programming that we distribute, which cannot be predicted with certainty. Accordingly, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods. Our results of operations also may fluctuate due to the timing, mix, number and availability of our theatrical motion picture and home entertainment releases, as well as license periods for our content. Our operating results may increase or decrease during a particular period or fiscal year due to differences in the number and/or mix of films released compared to the corresponding period in the prior year or prior fiscal year. Our operating results also fluctuate due to our accounting practices (which are standard for the industry) which may cause us to recognize the production and marketing expenses in different periods than the recognition of related revenues, which may occur in later periods. For example, in accordance with GAAP and industry practice, we are required to expense film advertising costs as incurred, but are also required to recognize the revenue from any motion picture or television program over the entire revenue stream expected to be generated by the individual picture or television program. In addition, we amortize film and television programming costs using the "individual-film-forecast" method. Under this accountingmethod, we amortize film and television programming costs for each film or television program based on the following ratio:

Revenue earned by title in the current period
Estimated total future revenues by
title as of the beginning of the year

        We regularly review, and revise when necessary, our total revenue estimates on a title-by-title basis. This review may result in a change in the rate of amortization and/or a write-down of the film or television asset to its estimated fair value. Results of operations in future years depend upon our amortization of our film and television costs. Periodic adjustments in amortization rates may significantly affect these results.

        In addition, the comparability of our results may be affected by changes in accounting guidance or changes in our ownership of certain assets and businesses.  Accordingly, our results of operations from year to year may not be directly comparable to prior reporting periods.

        As a result of the foregoing and other factors, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period.

The success of the Company depends on the ability of its senior management team, as well as the Company’s ability to attract and retain key personnel.

            The Company’s success is highly dependent on the abilities of its management team. The management team must be able to effectively work together to successfully conduct the Company’s current operations, as well as implement the Company’s strategy, which includes significant domestic expansion. If it is unable to do so, the results of operations and financial condition of the Company may suffer. In addition, as part of the Company’s strategy of international expansion, there is intense competition for the services of qualified personnel. The failure to retain current key managers or key members of product development, manufacturing, or marketing staff, or to hire additional qualified personnel for new operations could be detrimental to the Company’s business.

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Our common stock is quoted only on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

            Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

            Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

            We would like to list our common stock on the NASDAQ Capital Market as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of either of those or of any other stock exchange, or that we will be able to maintain any such listing. Until the common stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, investor liquidity may be limited

In the event we seek additional capital through equity or debt offerings, our existing stockholders may be diluted or we may be unable to find additional capital on terms favorable to us and our stockholders.

            In the event that we need additional working capital for our projected operations, we may seek capital through debt or equity offerings which could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Those additional issuances of capital stock would result in a reduction of the percentage of ownership interest held by our existing stockholders. Also, the addition of a substantial number of shares of our common stock into the market or the registration of any other securities may significantly and negatively affect the prevailing market price for our common stock. Finally, we may not be able to find additional capital on terms favorable to us through existing markets or investors due to market conditions, our historical performance, or our stock price.

There may be issuances of shares of preferred stock in the future.

            Although we currently do not have preferred shares outstanding, the Company could at some time in the future authorized preferred shares and the board of directors could complete the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common stockholders, and the right to the redemption of such shares, possibly together with a premium, prior to the redemption of the common stock. To the extent that we do issue preferred stock, the rights of holders of common stock could be impaired thereby, including without limitation, with respect to liquidation.

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Compliance with corporate governance and disclosure standards is costly.

            The Company has spent and continues to spend a significant amount of management time and resources to comply with laws, regulations and standards relating to corporate governance and public disclosure. Because the Company qualifies as a smaller reporting company, the Company’s independent registered public accounting firm is not required to provide an attestation report. However, there is no guarantee that the Company will receive management assurance or an attestation by our independent registered public accounting firm that internal control over financial reporting is effective in future periods. In the event that the Company’s chief executive officer, chief financial officer or independent registered public accounting firm determines that the Company’s internal control over financial reporting is not effective as required by Section 404 of Sarbanes-Oxley, investor perceptions of the Company may be adversely affected. In addition, overhead may increase as a result of the additional costs associated with complying with the complex legal requirements associated with being a public reporting company.

Our compliance with SEC rules concerning internal controls may be time consuming, difficult and costly.

            It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by SEC rules including Sarbanes-Oxley.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

                        Item 3.02. Unregistered Sales of Equity Securities.

                                    On the Closing we issued 47,000,000 shares of Common Stock to the one shareholder of Goliath Film and Media International. The issuance of shares was exempt under Section 4(2) of the Securities Act as a transaction not involving any public offering or solicitation.

Item 5.01  Changes In Control of the Registrant

            A change of control took place on the Closing Date from Learned J. Hand, the former  officer and director of the Company and its majority shareholder.  On the Closing Date, pursuant to the terms of the Exchange Agreement, the Company  acquired Goliath by issuing 47,000,000 new shares of Common Stock of the Company, constituting 70.1% of the Registrant's common stock  giving effect to the issuance of such shares and the cancellation of shares by Mr. Hand.   As a result of these transactions, Goliath became a wholly owned subsidiary of the Company, and the former Goliath shareholder, Lamont Roberts, obtained control by virtue of his ownership of 47,000,000 shares of the Company.  The persons who obtained control on the Closing are set forth in the following table.   The following table sets forth certain information regarding beneficial ownership of our common stock as of October 31, 2011 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, and named executive officer, and (iii) all of our directors and executive officers as a group.

            Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to the shares. We had 67,100,000 shares outstanding as of October 31, 2011.

Name and title, if any                                       Number of Shares                                 Percentage

Lamont Roberts, President, CEO and Director   47,000,000                                            70.1%

Kaila Criscione, COO, Secretary and Director                  --                                            --

John Ballard, Chief Financial Officer                             --                                             --

All officers and directors as a group

    (3 persons)                                                    47,000,000                                            70.1%

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On October 27, 2011, upon the closing of the Exchange  Agreement, Learned J. Hand resigned as Chief Executive Officer and Chief Financial Officer.  Lamont Roberts was elected as Director and as President and Chief Executive Officer; John Ballard was elected as Chief Financial Officer, and Kaila Criscione was elected as Chief Operating Officer, Secretary and Director.

            Lamont Roberts, age 56, has been President of Goliath since October, 2011. In 1997 he co-founded Millennium Personal and Business Management Corporation with Wilt Chamberlain, representing and managing a client base comprising actors, athletes, directors, musicians and writers. In the late 1990s Mr. Roberts also began producing film and television projects. In 2003, he was hired as the chief executive of Reel Image, Inc., an independent production and distribution company.  As the head of Reel Image, Inc., Mr. Roberts partnered with film industry veterans Reuben Cannon and Michael Shultz and provided the initial funding of development capital for a future episodic series and/or film based upon the famous Blokhedz cartoon characters. Currently he is working on distributing a documentary that he wrote, funded and produced entitled “Chosen By God- the Great Black Pharaohs of the 25th Dynasty.” As an independent producer, Mr. Roberts produced the feature films “The Truth About Layla,” and “The Marina Murders.” He acted as an Associate Producer on the feature film “Seducing Spirits,” and was the executive in charge of production for the feature film “The Perfect Argument,” and the documentaries “Film Struggle,” and “Living with Cancer.”  Mr. Roberts has a BSBA in Finance and an MA in Real Estate and Urban Economics from the University of Florida. He is a best-selling author.

            Kaila Criscione, age 24, has already garnered experience in the entertainment industry. She was the cinematographer/editor for  Chosen By God- the Great Black Pharaohs of the 25th Dynasty, and has written, directed and/or acted as cinematographer of several short films and commercials. Kaila Criscione has presented a number of television and film roles, including starring in "The Biggest Fan" under the name Kaila Amariah, in which she won the Best Actress, Golden Spirit Award, Best Up and Coming Actress by Pop Star Magazine, and starring in The Truth About Layla, Sacred Terror, Seducing Spirits, and Dizzyland.   Ms. Criscione has also won four national titles in public speaking, and graduated from the University of Southern California with a bachelor of arts in Cinematic Arts Film and Television Production.

            John Ballard, age 53, was elected as Chief Financial Officer in October, 2011. From September 2003 to 2009,  Mr. Ballard was Chief Financial Officer of Worldwide Manufacturing USA, Inc.., a publicly traded company headquartered in California. John Ballard has nearly two decades of business management, project management, and accounting experience. From January 2002 to the present, Mr. Ballard has been a financial consultant and director of Reveal Systems, Inc., a software development company and Internet provider based in Longmont, Colorado. Mr. Ballard was the Chief Financial Officer of Call Solutions Inc., a publicly traded company, from October 1999 to November 2002. Call Solutions was in the business of opening call centers. From 1997-1999 Mr. Ballard owned and operated the food operations Cookies N Kreme and Lincoln Street Cafe in the Denver Metropolitan Area. In 1993, Mr. Ballard retired and he traveled until 1997.  From 1988 to 1993, Mr. Ballard was Chief Financial Officer for Apple Sundries, Inc., a Denver retail chain. Mr. Ballard holds a Bachelor of Science Degree in Management and Marketing from the University of Colorado where he graduated Magna Cum Laude. Mr. Ballard also holds a Masters of Business in Administration from Regis University.

Director Independence

            Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

            Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

            We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

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Item 8.01 Other Events.

            On October 31, 2011, we issued a press release announcing the consummation of the transactions contemplated by the Share Exchange Agreement. The press release is fioled as Exhibit 99.1.

               We provide other information with respect to our production and distribution activities below.

Our Industry

Motion Pictures

               General. According to the Motion Picture Association of America’s U.S. Theatrical Market Statistics 2010, domestic box office (which includes the U.S. and Canada) repeated its peak 2009 performance, reaching $10.6 billion in 2010, up 15% over the past five years. As in 2009, the 3-D market was again a key growth driver — 21% of 2010 box office, or $2.2 billion, came from 3-D showings, nearly double the 2009 total. Worldwide box office also reached an all time high of approximately $31.8 billion in 2010, compared to approximately $29.4 billion in 2009, an 8% increase. International box office ($21.2 billion) made up 67% of the 2010 worldwide total, while domestic box office ($10.6 billion) made up 33% of the 2010 worldwide total, a proportion consistent with the last several years. As a result of significant growth in Asia Pacific (21%), in 2010, for the first time, Europe, the Middle East and  Africa represented less than half (49%) of total international box office value. Domestic theatrical admissions, or tickets sold, however, declined 5% to 1.3 billion in 2010, which was equivalent to the 2008 level.

               Competition. Major studios have historically dominated the motion picture industry. The term “major studios” is generally regarded in the entertainment industry to mean Paramount Pictures, Sony, Twentieth Century Fox Film Corp., Universal Pictures, Walt Disney Studios Motion Pictures and Warner Bros. Entertainment, Inc. All of these companies are owned by media conglomerates with a variety of operations, including studios, television networks, cable channels and distribution divisions, including the major studios and independent production companies. These studios have historically produced and distributed the majority of theatrical motion pictures released annually in the U.S.

               Competitors less diversified than the “major studios” include DreamWorks Animation SKG, Inc., Summit Entertainment, LLC, The Weinstein Company and MGM. These “independent” motion picture production companies, including many smaller production companies, have also played an important role in the worldwide feature film market. Independent films have gained wider market approval and increased share of overall box office receipts in recent years. The Company will initially be a small player in the industry, although our goal is to gain a significant market share if we are successful.

               Product life cycle. In general, the economic life of a motion picture consists of its exploitation in theaters and in ancillary markets such as home entertainment, pay-per-view, VOD, electronic-sell-through (“EST”), digital rentals, pay television, broadcast television, foreign and other markets. Successful motion pictures may continue to play in theaters for more than three months following their initial release. Concurrent with their release in the U.S., motion pictures are generally released in Canada and may also be released in one or more other foreign markets. After the initial theatrical release, distributors seek to maximize revenues by releasing movies in sequential release date windows, which are generally exclusive against other non-theatrical distribution channels:

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Typical Film Release Windows*

Months After
Release Period	Initial Release
T Theatrical	—
Pr Premium VOD	2-3 months
Home entertainment (DVD/Blu-ray/EST), VOD, pay-per-view	4-7 months
Pay television	9-15 months**
Subscription VOD	9-15 months
Network (free and basic)	27-30 months
Licensing and merchandising	Concurrent
All international releasing	Concurrent

*	These patterns may not be applicable to every film, and may change based on release patterns, new technologies and product flow.

**	First pay television window.

International theatrical distribution (outside of the U.S. and Canada) generally follows the same cycle as domestic theatrical distribution. Historically, the international distribution cycle begins a few months after the start of the domestic distribution cycle. However, the increasing sophistication of film piracy operations in international markets, as well as the ease with which the DVD format can be copied has resulted in a much higher percentage of films being released simultaneously to the U.S. and international markets.

Home Entertainment

               Home entertainment distribution involves the marketing, promotion and sale and/or lease of DVDs and Blu-ray discs to wholesalers and retailers who then sell or rent the DVDs and Blu-ray discs to consumers for private viewing, and increasingly through a broad range of various digital media platforms.

               Although calendar 2010 marked a year of declining consumer spend for home entertainment, the decline was smaller than that in 2009 due to increased Blu-ray penetration, growth in on-demand platforms and growth in digital distribution, which partially offset the decline in packaged media. Generally, weakness in the overall economy and the anticipated maturation of the North American DVD market have been cited as reasons for the continued decline in, as well as continued migration towards, lower priced rental formats. According to the Digital Entertainment Group (the “DEG”), home entertainment spend, including on-demand, declined by about 3.3% in 2010 to about $18.8 billion. Specifically, the industry has been experiencing a decline in DVD sales both domestically and internationally as a result of several factors, including advances in technologies and new methods of product delivery and storage.

               Past growth in the home entertainment sector has been driven in part, by increased Blu-ray penetration. Similarly, the 2010 home entertainment market continued to be bolstered by the steady growth of Blu-ray, as sales rose 68% in 2010 compared to 2009. Moreover, on the rental front, despite challenging market conditions, Blu-ray was up 34% in brick and mortar outlets. Indeed, according to the NPD Group’s recent “Entertainment Trends in America” report, while digital home video options are gaining in popularity, more than three quarters of U.S. consumers continue to view movies on DVD and Blu-ray. Additionally, the DEG estimates that the number of Blu-ray playback devices in U.S. households soared to 27.5 million in 2010, up 62% from the previous year.

               Recently, digital distribution (which includes EST and VOD) has become a growing factor in the home entertainment market. Indeed, consumer spending on digital distribution grew 19% in 2010, making a notable contribution to the overall home entertainment mix. Growth in digital distribution is expected in the future as well and continued growth of higher-margin digital businesses will tend to exert pressure on home entertainment growth margins.

Digital Media

               Digital distribution typically involves delivering content by streaming or downloading to consumer devices such as televisions, personal computers and mobile devices. Indeed, digital media is beginning to gain scale as consumers are watching less traditional television and, instead, are watching content on personal computers and mobile devices, and hooking devices to their televisions and streaming video directly to their television. According to the DEG, digital distribution contributed materially to the home entertainment sector in 2010, with consumer spending on VOD and EST up a combined 19% to $2.5 billion. Specifically, VOD brought in $1.8 billion, up 20.8% for the year, while broadband EST grew 15.7% to $683 million. Further, VOD significantly offset the decline of the entire rental category in 2010. Without VOD, rental was down 2% for the year — with VOD, the category was back to growth, up 2% to $7.8 billion. For the first quarter of calendar year 2011, EST spending was up nearly 11% percent and consumer spending on VOD up 9%. In total, digital movie transactions were up approximately 10% percent over the same period last year. Such growth in digital distribution is expected in the future as well.

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Television Programming

               The market for television programming is composed primarily of the broadcast television networks (such as ABC, CBS, CW, Fox and NBC), pay and basic cable networks (such as AMC, HBO, MTV, Showtime, Starz, TV Guide Network, VH1 and USA Network) and syndicators of first-run programming (such as Sony Pictures Television, CBS Paramount Distribution and ABC Studios) which license programs on a station-by-station basis. Continued growth in the cable and satellite television markets has driven increased demand for nearly all genres of television programming. We expect key drivers to include the success of the cable industry’s bundled services, increased average revenue per user and accelerated advertising spend growth. Additionally, increased capacity for channels on upgraded digital cable systems and satellite television has led to the launch of new networks seeking programming to compete with traditional broadcast networks as well as other existing networks.

Cable and Satellite Television Distribution

               The cable and satellite television industry is comprised primarily of cable and satellite multi system operators that provide cable and satellite television service to their subscribers, and cable and satellite channels that provide programming content to the system operators for distribution to their subscribers. The operators generally pay a per subscriber carriage fee for the right to distribute a channel to their systems with the highest fees going to those channels with the most viewers. Operators seek to create a mix of channels that will be attractive to their subscriber base to gain new subscribers and to reduce subscriber turnover. Cable and satellite channels are generally more clearly branded than broadcast networks and provide content that reflects those brands. Branding helps the channels target a more specific demographic so that they can better attract advertisers seeking to reach that audience.

According to In-Stat, the total number of paid television subscribers around the world was up over 6% in 2010, compared to 2009. The total U.S. pay television subscribers remained flat during 2010, growing by only some 148,000, a 0.15% annual growth rate (indeed, cable operators lost 2.5 million subscribers, but satellite and telcom operators made up the difference). However, according to SNL Kagan, total U.S. multi-channel television, satellite and telecom subscribers have increased over the past five years, from approximately 93.7 million in 2005 to 101.8 million in 2010, and is expected to grow approximately 5% by 2015.

The Company

Description of Business

               Goliath Film and Media Holdings (“Goliath” or the “Company”), through its wholly-owned subsidiary Goliath Film and Media International, intends to  develop and distribute film content with an emphasis on  “niche” markets of the entertainment industry, such as, without limitation, education, horror, faith-based, or socially responsible minority content.  Goliath will specialize in developing, and acquiring quality films.Goliath also intends to develop screenplays with the intent of outsourcing the production, and locking in the distribution of the films we develop. Goliath plans to license films domestically and internationally, through a wide distribution network to include major exhibitors, distributors and television networks. Additionally, the Company plans to utilize corporate sponsorships as a means of reducing the expense of production and the costs of advertising and marketing in distribution. Further, the Company plans to augment its marketing efforts with a limited and strategically focused advertising campaign in traditional media with press releases specifically in trade journals such as Daily Variety, Weekly Variety and the Hollywood Reporter on an “as needed” basis.

Goliath's revenue model includes receiving revenue in this process through:

›      Licensing fees from content

›      Acquisition of a property (film or other programming content)

›      Revenue sharing with another distributor and/or production entity

The following is a breakdown of the average revenue generated by films in both domestic and foreign market:

	Domestic	Foreign
Theatrical	18%	13%
Video	30%	18%
Cable	9%	0%
TV Network	5%	7%
Total	62%	38%

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Development Stage Company

               The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception has been considered as part of the Company's development stage activities.

Distribution

               “Distribution” refers to the marketing and commercial or retail exploitation of motion pictures. We intend to distribute motion pictures primarily abroad, or for non-theatrical release such as home viewing and video streaming.

               We also hope to directly distribute our titles to the rental market such as  through Netflix, Inc. or  Redbox Automated Retail, LLC .

Intellectual Property

               We are currently using a the trademark “Goliath Films and Media."  We intend to register this trademark with  the U.S. Patent and Trademark Office.

               Copyright protection is a serious problem in the DVD and Blu-ray distribution industry because of the ease with which DVDs and Blu-ray discs may be duplicated. In the past, certain countries permitted video pirating to such an extent that we did not consider these markets viable for distribution. Video piracy continues to be prevalent across the entertainment industry. We may take legal actions to enforce copyright protection when necessary.

Competition

               Television and motion picture production and distribution are highly competitive businesses. We will  face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We will compete with the major studios, numerous independent motion picture and television production companies, television networks and pay television systems for the acquisition of literary and film properties, the services of performing artists, directors, producers and other creative and technical personnel and production financing, all of which will be  essential to the success of our entertainment businesses. In addition, our motion pictures will compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies.

Legislative and Regulatory Actions

               The satellite transmission, cable and telecommunications industries are subject to pervasive federal regulation, including Federal Communications Commission (“FCC”) licensing and other requirements. The industries are also often subject to extensive regulation by local and state authorities. Changes in related laws, regulatory measures, governmental policies, or in the manner in which current ones are interpreted, could cause us to incur material additional costs or liabilities, and jeopardize the growth of the business.

Employees

               As of October 31, 2011, we had three full-time employees in our worldwide operations. We will also utilize many consultants in the ordinary course of our business and hire additional employees on a project-by-project basis in connection with the production of our motion pictures. We believe that our employee and labor relations are good.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC atwww.sec.gov. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

            Since Goliath was recently formed and had nominal activity, there is no requirement to provide audited financial statements of Goliath nor any interim financial statements or pro forma statements with respect to this acquisition.

(b)  Pro Forma Financial Information.

            Pro forma financial statements reflecting the divestiture of Live Wise, Inc. will be provided by amendment.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description
2.1	Exchange Agreement (previously filed)
99.1	Press Release dated October 31, 2011 (Previously filed)

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2011

            GOLIATH FILM AND MEDIA HOLDINGS

By: /s/    Lamont Roberts

Name: Lamont Roberts

Title: Chief Executive Officer